EXHIBIT 99.1

Amtech Systems Reports Fiscal 2026 Third Quarter Financial Results

AI Driven Demand for Advanced Packaging and Server Board Assembly Equipment Drives Increase in TPS Revenue by 25% from Prior Year Period

TEMPE, Ariz., August 5, 2026 -- Amtech Systems, Inc. ("Amtech" or the "Company") (NASDAQ: ASYS), a manufacturer of equipment and consumables enabling AI semiconductor device packaging and advanced substrate fabrication, today reported results for its third quarter ended June 30, 2026.

Fiscal 2026 Third Quarter Financial and Operational Highlights:

•
Net revenue of $22.4 million
•
Cash of $83.1 million, which includes $56.5 million of net proceeds from the oversubscribed public offering of common stock in June 2026
•
Cash provided by operations of $1.1 million
•
GAAP net income of $1.7 million
•
Non-GAAP net income of $2.4 million(1)
•
Adjusted EBITDA $3.3 million (1)
•
Customer orders of $28.8 million, up from $21.1 million in 2Q26
•
Backlog of $28.7 million at end of June 2026, compared to $22.3 million at end of March 2026

(1) See GAAP to non-GAAP and EBITDA and Adjusted EBITDA reconciliation in schedules following this release.

Management Comments

“The continued build-out of AI infrastructure and the growing capital intensity of advanced packaging are driving the increasing demand for our Thermal Processing Solutions (TPS) segment,” said Bob Daigle, Chief Executive Officer of Amtech. “Demand for our advanced packaging and server board assembly equipment remains exceptionally strong due to our differentiated capabilities, including true-flat technology and industry-leading temperature uniformity. AI-related revenue in the quarter was up by approximately 120% from the prior year period. Total revenue for the third quarter came in at the high end of our guidance range at $22.4 million, an increase of 14.5% from the same quarter last year. Momentum in our TPS segment is being partially offset by the decline in our mature node Semiconductor Fabrication Solutions (SFS) segment, which continues to be impacted by softer demand, particularly for silicon carbide-related products.

“Profitability exceeded guidance due to the strong operating leverage generated by our semi-fabless business model. On a consolidated basis, gross margin increased to 50% for the quarter, and Adjusted EBITDA was $3.3 million, about 15% of revenue. Looking ahead, we are expecting continued growth in the fourth quarter driven by strong AI related equipment orders.”

“Bookings for equipment that supports AI semiconductor advanced packaging and server board assembly were very strong in the quarter and resulted in a book-to-bill ratio for our TPS segment of 1.37,” said Guy Shechter, President and Chief Operating Officer of Amtech. “Upon my appointment as COO a few months ago, I have spent a considerable amount of time visiting with our customers, business partners, supply chain constituents and team members around the world. The common theme from everyone associated with the global AI buildout, particularly for hyperscalers and their foundry and OSAT partners, continues to be the increasing levels of capital spending to keep pace with AI accelerator and agentic AI-related compute demand. This demand profile supports spending that is expected to increasingly flow into advanced packaging, as the industry looks for ways to expand capacity quickly while increasing interconnect density and thermal performance.”

“Mr. Shechter continued, “Amtech’s reflow equipment for advanced packaging is well positioned to capture the ongoing demand seen throughout the industry, and we are investing in next generation equipment to support future requirements. At the same time, we are managing costs in our SFS business to mitigate the impact of weak demand for products supporting mature node customers.”

GAAP and Non-GAAP Financial Results

($s in millions, except per share amounts)	Q3	Q2	Q3	9 Months	9 Months
	FY 2026	FY 2026	FY 2025	2026	2025
Revenues, net	$22.4	$20.5	$19.6	$61.8	$59.5
Gross profit	$11.2	$9.8	$9.1	$29.5	$18.2
Gross margin	50.0%	47.7%	46.7%	47.6%	30.5%
Non-GAAP gross profit (1)	$11.2	$9.8	$9.1	$29.5	$24.2
Non-GAAP gross margin (1)	50.0%	47.7%	46.7%	47.6%	40.6%

GAAP net income (loss)	$1.7	$1.2	$0.1	$2.9	$(31.4)
GAAP net income (loss) per diluted share	$0.10	$0.08	$0.01	$0.19	$(2.20)
Non-GAAP net income (loss) (1)	$2.4	$1.5	$0.9	$4.3	$(0.6)
Non-GAAP net income (loss) per diluted share (1)	$0.14	$0.10	$0.06	$0.28	$(0.04)

(1) See GAAP to non-GAAP reconciliation in schedules following this release.

Net revenues of $22.4 million increased 14.5% from the third quarter of fiscal 2025. The increase is primarily due to strong demand from the Company’s Thermal Processing Solutions (TPS) segment. TPS revenue of approximately $17.7 million was up 24.9% year-over-year, driven by continued strength in AI-related equipment demand and growth in parts and services revenues. In the third quarter of 2026, over 19% of TPS revenue was related to parts and services. Semiconductor Fabrication Solutions (SFS) segment revenue of approximately $4.6 million was down 13.3% year-over-year due to very weak demand for products supporting SiC wafer production.

GAAP gross margin increased by $2.1 million compared to the same prior year period. The increase is primarily due to the Company’s product line rationalization, with a focus on growing higher-margin product lines, including AI-advanced packaging solutions. Gross margin as a percentage of sales increased to 50.0%, up from 46.7% in the same period of the prior year.

The prior year period gross margin benefited from a $1.0 million Employee Retention Credit ("ERC") refund. Excluding the ERC, normalized gross margin was 41.5%.

Selling, General & Administrative (“SG&A”) expenses increased by $0.6 million as compared to the fiscal 2025 third quarter. The increase from the prior year period is primarily due to expanding business activities including executive staffing, tax and IT consulting fees. Research, Development, and Engineering expenses increased $0.5 million compared to the same period last year driven by increases in our TPS segment.

GAAP net income for the third quarter of fiscal 2026 was $1.7 million, or $0.11 per share. This compares to GAAP net income of $0.1 million, or $0.01 per share, for the third quarter of fiscal 2025. The Company’s GAAP net income includes $0.4 million for foreign currency exchange losses in the third quarter of fiscal 2026, as compared to $0.1 million in the prior year, primarily driven by a weakening United States Dollar against the Chinese Renminbi.

Unrestricted cash and cash equivalents at June 30, 2026, were $83.1 million, compared to $24.4 million at March 31, 2026 and $17.9 million at September 30, 2025. During the third quarter ended June 30, 2026, the Company raised $56.5 million of net proceeds from a $60.0 million oversubscribed public offering of common stock. The Company continued to benefit from operational cash generation, working capital optimization, strong accounts receivable collections from customers, and accounts payable management, and generated $1.1 million in cash flow from operations during the fiscal third quarter of 2026.

Outlook

For the fourth fiscal quarter ending September 30, 2026, the Company expects revenues in the range of $22.5 million to $24.0 million. The Company’s Adjusted EBITDA margin for the period is expected to be in the low to mid-teens. This preliminary outlook reflects continued strength in AI-related demand for advanced packaging and panel-level packaging equipment within the TPS segment and disciplined spending to maximize operating leverage throughout the entire organization.

A portion of Amtech's results is denominated in Renminbi, a Chinese currency, and other Asian currencies. The outlook provided in this press release is based on an assumed exchange rate between the United States Dollar and the foreign currencies. Changes in the value of the foreign currencies in relation to the United States Dollar could cause actual results to differ from expectations.

Conference Call

Amtech Systems will host a conference call at 5:00 pm ET today, August 5, 2026, to discuss fiscal third quarter financial results. The call will be available to interested parties by dialing 412-365-5127. A live webcast of the conference call will be available in the Investor Relations section of Amtech's website at: https://www.amtechsystems.com/investors/events.

A replay of the webcast will be available in the Investor Relations section of the Company's website at https://www.amtechsystems.com/investors/events shortly after the conclusion of the call and will remain available for approximately 30 calendar days.

About Amtech Systems, Inc.

Amtech Systems, Inc. (NASDAQ: ASYS) provides equipment, consumables and services for AI semiconductor device packaging and advanced wafer substrate fabrication. Our products include advanced packaging and electronics assembly equipment for applications such as AI GPUs and advanced automotive electronics.

Consumable and other solutions are used in fabricating semiconductor devices, such as silicon carbide (SiC) and silicon (Si) power devices, digital and analog devices, power electronic packages, advanced semiconductor packages and electronic assemblies. We sell these products to semiconductor device and module manufacturers worldwide, particularly in Asia, North America and Europe. To learn more about Amtech, please visit our website at https://www.amtechsystems.com.

Cautionary Note Regarding Forward-Looking Statements

Certain information contained in this press release is forward-looking in nature, including preliminary and estimated financial results, which are based on the Company's current expectations and are subject to completion of its quarter-end closing procedures. All statements in this press release, or made by management of Amtech Systems, Inc. and its subsidiaries (“Amtech”), other than statements of historical fact, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the PSLRA. Forward-looking statements include, but are not limited to, statements regarding our plans, strategies and prospects, both business and financial, including statements about our future financial or operating results, revenue and operating performance, market outlook, customer demand and product development, growth initiatives, cost reduction strategies and capital allocation, demand for AI-related semiconductor packaging equipment, delivering profitable growth, creating long-term value for our shareholders, long-term future prospects, business strategies, projected costs, the optimization and reduction of structural costs, products under development, competitive positions, plans and objectives of management for future operations, efforts to improve operational efficiencies, and enhancements to our technologies and expansion of our product portfolio. Forward-looking statements give our current expectations or forecasts of future events. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts.

These statements may use words such as “may,” “plan,” “anticipate,” “seek,” “will,” “expect,” “intend,” “estimate,” “believe,” “continue,” “predict,” “potential,” “project,” “should,” “would,” “could,” “likely,” “future,” “target,” “forecast,” “goal,” “observe,” “strategy,” “opportunities,” “committed,” “on track” or the negative thereof or variations thereon or similar terminology. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. The Form 10-K that Amtech filed with the Securities and Exchange Commission (the "SEC") for the most recently completed fiscal year-ended September 30, listed various important factors that could affect the Company's future operating results and financial condition and could cause actual results to differ materially from historical results and expectations based on forward-looking statements made in this document or elsewhere by Amtech or on its behalf. These factors can be found under the heading "Risk Factors" in the Form 10-K and in our subsequently filed Quarterly Reports on Form 10-Qs, and investors should refer to them. Because it is not possible to predict or identify all such factors, any such list cannot be considered a complete set of all potential risks or uncertainties. Except as required by law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events, or otherwise.

Amtech Systems may use its website (www.amtechsystems.com), investor relations page (https://www.amtechsystems.com/investors), and LinkedIn page (https://www.linkedin.com/company/amtechsystems) to disclose material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors and other interested parties should monitor these sites, in addition to following Amtech Systems press releases, Securities and Exchange Commission (SEC) filings, public conference calls and public presentations/webcasts.

In discussing financial results in this press release, the Company refers to certain financial measures that are not calculated in accordance with United States generally accepted accounting principles ("GAAP"). Non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and Adjusted EBITDA. These non-GAAP measures are provided as a supplement to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Management uses these non-GAAP financial measures to evaluate the Company's core operating performance and to facilitate period-to-period comparisons. Non-GAAP amounts exclude certain adjustments which may include but are not limited to stock compensation expense, severance expense, expenses related to discontinued product lines, gain on the sale of assets, moving expenses, amortization of acquired intangible assets, acquisition expenses, goodwill and intangible asset impairment, inventory write-down of mature node semiconductor products, right-of-use asset impairment from sublease, disposal of fixed assets from sublease and any income tax changes related to acquisitions. A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.

Contacts:
Amtech Systems, Inc.
Thomas Sabol
Chief Financial Officer
irelations@amtechsystems.com
Darrow Associates Jordan Darrow (631) 766-4528 jdarrow@darrowir.com

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Summary Financial Information

(in thousands, except percentages)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Amtech Systems, Inc.
Revenues, net	$22,383	$20,468	$19,557	$61,824	$59,522
GAAP gross profit	$11,193	$9,769	$9,132	$29,456	$18,169
Non-GAAP gross profit	$11,193	$9,769	$9,132	$29,456	$24,155
GAAP gross margin	50%	48%	47%	48%	31%
Non-GAAP gross margin	50%	48%	47%	48%	41%
Operating income (loss)	$2,207	$1,794	$915	$4,776	$(30,328)
New orders	$28,800	$21,149	$21,655	$70,603	$55,426
Backlog	$28,668	$22,252	$21,216	$28,668	$21,216
Thermal Processing Solutions Segment
Revenues, net	$17,745	$14,735	$14,208	$46,460	$43,467
GAAP gross profit	$9,006	$7,129	$6,325	$22,728	$14,005
Non-GAAP gross profit	$9,006	$7,129	$6,325	$22,728	$17,567
GAAP gross margin	51%	48%	45%	49%	32%
Non-GAAP gross margin	51%	48%	45%	49%	40%
Operating income (loss)	$4,521	$3,159	$2,907	$10,610	$(2,620)
New orders	$24,279	$17,004	$14,057	$57,478	$37,786
Backlog	$25,673	$19,139	$15,164	$25,673	$15,164
Semiconductor Fabrication Solutions Segment
Revenues, net	$4,638	$5,733	$5,349	$15,364	$16,055
GAAP gross profit	$2,187	$2,640	$2,807	$6,728	$4,164
Non-GAAP gross profit	$2,187	$2,640	$2,807	$6,728	$6,588
GAAP gross margin	47%	46%	52%	44%	26%
Non-GAAP gross margin	47%	46%	52%	44%	41%
Operating income (loss)	$(91)	$490	$878	$100	$(20,557)
New orders	$4,521	$4,145	$7,598	$13,125	$17,640
Backlog	$2,995	$3,113	$6,052	$2,995	$6,052

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2026	2025	2026	2025
Revenues, net	$22,383	$19,557	$61,824	$59,522
Cost of sales	11,190	10,425	32,368	41,353
Gross profit	11,193	9,132	29,456	18,169

Selling, general and administrative	8,003	7,387	22,034	22,553
Research, development and engineering	855	364	2,518	2,070
Loss on sale of property, plant and equipment	78	45	78	274
Goodwill impairment	—	—	—	20,353
Intangible asset impairment	—	—	—	2,569
Severance expense	50	421	50	678
Operating income (loss)	2,207	915	4,776	(30,328)

Interest income	273	88	504	119
Interest expense	(2)	(5)	(18)	(19)
Foreign currency (loss) gain	(360)	(96)	(828)	305
Other	156	3	197	45
Income (loss) before income tax provision	2,274	905	4,631	(29,878)
Income tax provision	616	799	1,699	1,516
Net income (loss)	$1,658	$106	$2,932	$(31,394)

Income (loss) per share:
Net income (loss) per basic share	$0.11	$0.01	$0.20	$(2.20)
Net income (loss) per diluted share	$0.10	$0.01	$0.19	$(2.20)
Weighted average shares outstanding:
Basic	15,440	14,314	14,744	14,294
Diluted	16,040	14,314	15,264	14,294

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	June 30, 2026	September 30, 2025
Assets
Current Assets
Cash and cash equivalents	$83,109	$17,904
Accounts receivable (less allowance for credit losses of $85 and $113 at June 30, 2026 and September 30, 2025, respectively)	19,712	19,878
Inventories	20,469	18,743
Income taxes receivable	72	80
Other current assets	4,233	3,572
Total current assets	127,595	60,177
Property, plant and equipment - net	8,771	10,227
Right-of-use assets - net	16,318	18,293
Goodwill	908	908
Intangible assets - net	959	1,091
Deferred income taxes - net	1,023	1,023
Other assets	1,141	1,154
Total Assets	$156,715	$92,873
Liabilities and Shareholders’ Equity
Current Liabilities
Accounts payable	$10,350	$7,735
Accrued compensation and related taxes	2,448	1,609
Accrued warranty expense	343	394
Other accrued liabilities	776	726
Current maturities of finance lease liabilities	130	126
Current portion of operating lease liabilities	2,032	1,903
Contract liabilities	6,491	6,461
Income taxes payable	1,008	1,528
Total current liabilities	23,578	20,482
Long-term finance lease liabilities	108	168
Long-term operating lease liabilities	15,621	17,316
Income taxes payable	437	663
Other long-term liabilities	1,370	859
Total Liabilities	41,114	39,488
Commitments and Contingencies
Shareholders’ Equity
Preferred stock; 100,000,000 shares authorized; none issued	—	—
Common stock; $0.01 par value; 100,000,000 shares authorized; shares issued and outstanding: 17,508,101 and 14,354,797 at June 30, 2026 and September 30, 2025, respectively	175	144
Additional paid-in capital	188,341	130,057
Accumulated other comprehensive gain (loss)	10	(959)
Retained deficit	(72,925)	(75,857)
Total Shareholders’ Equity	115,601	53,385
Total Liabilities and Shareholders’ Equity	$156,715	$92,873

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended June 30,
	2026	2025
Operating Activities
Net income (loss)	$2,932	$(31,394)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,861	2,167
Write-down of inventory	277	6,647
ROU asset impairment	151	—
Goodwill impairment	—	20,353
Intangible asset impairment	—	2,569
Non-cash share-based compensation expense	971	961
Loss on sale of property, plant and equipment	78	274
(Reversal of) provision for allowance for credit losses	(28)	43
Changes in operating assets and liabilities:
Accounts receivable	193	2,899
Inventories	(2,004)	600
Other assets	1,114	3,057
Accounts payable	2,835	1,477
Accrued income taxes	(738)	219
Accrued and other liabilities	(356)	(1,696)
Contract liabilities	30	(2,567)
Net cash provided by operating activities	7,316	5,609
Investing Activities
Purchases of property, plant and equipment	(601)	(704)
Proceeds from the sale of property, plant and equipment	45	12
Net cash used in investing activities	(556)	(692)
Financing Activities
Net proceeds from issuance of common stock	56,531	—
Proceeds from the exercise of stock options	1,187	150
Payments on finance lease obligations	(113)	(70)
Borrowings on finance lease obligations	21	—
Payment of payroll taxes on stock-based compensation through shares withheld	(175)	—
Net cash provided by financing activities	57,451	80
Effect of Exchange Rate Changes on Cash and Cash Equivalents	994	(520)
Net Increase in Cash and Cash Equivalents	65,205	4,477
Cash and Cash Equivalents, Beginning of Period	17,904	11,086
Cash and Cash Equivalents, End of Period	$83,109	$15,563

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

($s in thousands)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Amtech Systems, Inc. Gross Profit:
GAAP gross profit	$11,193	$9,769	$9,132	$29,456	$18,169
Inventory write-down of mature node semiconductor products	-	-	-	-	5,986
Non-GAAP gross profit	$11,193	$9,769	$9,132	$29,456	$24,155

GAAP gross margin	50%	48%	47%	48%	31%
Non-GAAP gross margin	50%	48%	47%	48%	41%

Thermal Processing Solutions Segment Gross Profit:
GAAP gross profit	$9,006	$7,129	$6,325	$22,728	$14,005
Inventory write-down of mature node semiconductor products	-	-	-	-	3,562
Non-GAAP gross profit	$9,006	$7,129	$6,325	$22,728	$17,567

GAAP gross margin	51%	48%	45%	49%	32%
Non-GAAP gross margin	51%	48%	45%	49%	40%

Semiconductor Fabrication Solutions Segment Gross Profit:
GAAP gross profit	$2,187	$2,640	$2,807	$6,728	$4,164
Inventory write-down of mature node semiconductor products	-	-	-	-	2,424
Non-GAAP gross profit	$2,187	$2,640	$2,807	$6,728	$6,588

GAAP gross margin	47%	46%	52%	44%	26%
Non-GAAP gross margin	47%	46%	52%	44%	41%

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Consolidated Net Income (Loss):
GAAP net income (loss)	$1,658	$1,166	$106	$2,932	$(31,394)
Disposal of fixed assets from sublease	83	-	-	83	-
ROU asset impairment	151	-	-	151	-
Inventory write-down of mature node semiconductor products	-	-	-	-	5,986
Amortization of acquired intangible assets	27	27	27	81	242
Stock compensation expense	394	328	338	971	961
Goodwill impairment	-	-	-	-	20,353
Intangible asset impairment	-	-	-	-	2,569
Severance expense	50	-	421	50	678
Non-GAAP net income (loss)	$2,363	$1,521	$892	$4,268	$(605)

Net Income (Loss) per Diluted Share:
GAAP net income (loss) per diluted share	$0.10	$0.08	$0.01	$0.19	$(2.20)
Disposal of fixed assets from sublease	0.01	-	-	0.01	-
ROU asset impairment	0.01	-	-	0.01	-
Inventory write-down of mature node semiconductor products	-	-	-	-	0.42
Amortization of acquired intangible assets	-	-	-	0.01	0.02
Stock compensation expense	0.02	0.02	0.02	0.06	0.07
Goodwill impairment	-	-	-	-	1.42
Intangible asset impairment	-	-	-	-	0.18
Severance expense	-	-	0.03	-	0.05
Non-GAAP net income (loss) per diluted share	$0.14	$0.10	$0.06	$0.28	$(0.04)

AMTECH SYSTEMS, INC.

(NASDAQ: ASYS)

(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except per share data)

	Three Months Ended			Nine Months Ended June 30,
	June 30, 2026	March 31, 2026	June 30, 2025	2026	2025
Amtech Systems, Inc. EBITDA:
GAAP net income	$1,658	$1,166	$106	$2,932	$(31,394)
Interest income	(273)	(116)	(88)	(504)	(119)
Interest expense	2	8	5	18	19
Income tax provision	616	502	799	1,699	1,516
Depreciation and amortization expense	620	627	594	1,861	2,167
EBITDA	2,623	2,187	1,416	6,006	(27,811)

Disposal of fixed assets from sublease	83	-	-	83	-
ROU asset impairment	151	-	-	151	-
Inventory write-down of mature node semiconductor products	-	-	-	-	5,986
Stock compensation expense	394	328	338	971	961
Goodwill impairment	-	-	-	-	20,353
Intangible asset impairment	-	-	-	-	2,569
Severance expense	50	-	421	50	678
Adjusted EBITDA	$3,301	$2,515	$2,175	$7,261	$2,736